EXHIBIT 3.2
                      LUNAR CORPORATION AND SUBSIDIARIES


                                   BY-LAWS



    OF



    LUNAR CORPORATION
    (A Wisconsin Corporation)

    BY-LAWS
    OF
    LUNAR CORPORATION
    (A Wisconsin Corporation)


    Introduction - Variable References

0.01.         Date of annual shareholders' meeting (See Section 2.01):

1:00 p.m.           Third         Friday         November       1997
(HOUR)        (WEEK)    (DAY)          (MONTH)     (FIRST YEAR)

0.02. Required notice of shareholders' meeting (See Section 2.04): not less than 10 days.

0.03.    Authorized number of Directors (see Section 3.01):  6.

0.04.    Required notice of Directors' meeting (see Section 3.05):

(a) Not less than 72 hours if by mail, and

(b) Not less than 36 hours if by telegram or personal delivery.

0.05.    Authorized number of Vice Presidents (see Section 4.01):  5.

TABLE OF CONTENTS

    ARTICLE I.  OFFICES
1.01     Principal and Business Offices     1
1.02     Registered Office   1

    ARTICLE II.  SHAREHOLDERS
2.01     Annual Meeting 1
2.02     Special Meeting     1
2.03     Place of Meeting    1
2.04     Notice of Meeting   2
2.05     Closing of Transfer Books or Fixing of Record Date     2
2.06     Voting Records 2
2.07     Quorum    3
2.08     Conduct of Meetings 3
2.09     Proxies   3
2.10     Voting of Shares    3
2.11     Voting of Shares by Certain Holders     4
(a) Other Corporations  4
(b) Legal Representatives and Fiduciaries   4
(c) Pledgees  4
(d) Treasury Stock and Subsidiaries    4
(e) Minors    4
(f) Incompetents and Spendthrifts 4
(g) Joint Tenants  5
2.12     Waiver of Notice by Shareholders   5
2.13     Unanimous Consent Without Meeting  5
2.14     Shareholder Proposals and Board Nominations  5

    ARTICLE III.  BOARD OF DIRECTORS
3.01     General Powers and Number     7
3.02     Tenure and Qualifications     7
3.03     Regular Meetings    7
3.04     Special Meetings    7
3.05     Notice; Waiver 8
3.06     Quorum    8
3.07     Manner of Acting    8
3.08     Conduct of Meetings 8
3.09     Vacancies 8
3.10     Compensation   9
3.11     Presumption of Assent    9
3.12     Committees     9
3.13     Unanimous Consent Without Meeting  9
3.14     Meetings by Telephone or by Other Communication Technology  9

    ARTICLE IV.  OFFICERS

4.01     Number    10
4.02     Election and Term of Office   10
4.03     Removal   10
4.04     Vacancies 10
4.05     Chairman of the Board    10
4.06     President 10
4.07     The Executive Vice President  11
4.08     The Vice Presidents 11
4.09     The Secretary  11
4.10     The Treasurer  11
4.11     Assistant Secretaries and Assistant Treasurers    12
4.12     Other Assistants and Acting Officers    12
4.13     Salaries  12

    ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.01     Contracts 12
5.02     Loans     13
5.03     Checks, Drafts, etc.     13
5.04     Deposits  13
5.05     Voting of Securities Owned by this Corporation    13

    ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.01     Certificates for Shares  13
6.02     Facsimile Signatures and Seal 14
6.03     Signature by Former Officers  14
6.04     Transfer of Shares  14
6.05     Restrictions on Transfer 14
6.06     Lost, Destroyed or Stolen Certificates  14
6.07     Consideration for Shares 14
6.08     Stock Regulations   15

    ARTICLE VII.  WAIVER OF NOTICE

    ARTICLE VIII.  UNANIMOUS CONSENT WITHOUT A MEETING

    ARTICLE IX.  INDEMNIFICATION

9.01     Indemnification for Successful Defense  15
9.02     Other Indemnification    15
9.03     Written Request     16
9.04     Nonduplication 16
9.05     Determination of Right to Indemnification    16
9.06     Advance Expenses    17

9.07     Nonexclusivity 18
9.08     Court-Ordered Indemnification 18
9.09     Insurance 19
9.10     Securities Law Claim     19
9.11     Liberal Construction     19
9.12     Definitions Applicable to This Article  19

    ARTICLE X.  SEAL

    ARTICLE XI.  AMENDMENTS

11.01    By Shareholders     22
11.02    By Directors   22
11.03    Implied Amendments  22

    ARTICLE I.  OFFICES

1.01 Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

1.02 Registered Office. The registered office of the Corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

    ARTICLE II.  SHAREHOLDERS

2.01 Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

2.02 Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board (if one be designated), or the President or the Board of Directors or by the person designated in the written request of the holders of not less than one-tenth of all shares of the Corporation entitled to vote at the meeting. Upon request in writing sent by registered mail to the Secretary of the Corporation by any shareholder or shareholders entitled to call a special meeting of shareholders pursuant to this Section 2.02, the Board of Directors shall determine (i) a place and time for such meeting, which time shall be not less than 90 nor more than 120 days after the receipt and determination of the validity of such request, and (ii) a record date for the determination of shareholders entitled to vote at such meeting in the manner set forth in Section 2.05 hereof. Following such receipt and determination, it shall be the duty of the Secretary to cause notice to be given to the shareholders entitled to vote at such meeting, in the manner set forth in
Section 2.04 hereof, that a meeting will be held at the time and place so determined.

2.03 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Wisconsin, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin or such other suitable place in the county of such principal office as may be designated by the person calling such meeting, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.


2.04 Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than the number of days set forth in Section 0.02 (unless a longer period is required by law or the articles of incorporation) nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board (if one be designated), or the President, or the Secretary, or other Officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.

2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

2.06 Voting Record. The Officer or agent having charge of the stock transfer books for shares of the Corporation shall, before each meeting of shareholders, make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.


2.07 Quorum and Voting Requirements. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting. If a quorum is present, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. In the preceding sentence, ?plurality? means that the individuals with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.08 Conduct of Meetings. The Chairman of the Board (if one be designated), or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President (if one be designated), or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.08, and in their absence, any person chosen by the shareholders present shall call the meeting of the shareholders to order and shall act as chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding Officer may appoint any other person to act as Secretary of the meeting.

2.09 Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting Secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

2.10 Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

2.11  Voting of Shares by Certain Holders.


(a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, or the designation of some other person by the Board of Directors or by the by-laws of such other corporation.

(b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his or her incumbency and the number of shares held or her. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

(c) Pledgees. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity, or held by such other corporation in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.

(e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has received written notice or has actual knowledge that such shareholder is a minor.

(f) Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

(g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (I) no other such individual or his or her legal representative is present and claims the right to participate in the voting of such shares or prior to the vote files with the Secretary of the Corporation a contrary written voting authorization or direction or written denial or authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the Corporation has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

2.12 Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

2.13 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

2.14 Shareholder Proposals and Board Nominations.

(a) At any annual meeting of the Corporation's shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the meeting by a shareholder of record entitled to vote at such meeting who has complied with the provisions of this
Section 2.14. Business may be properly brought before an annual meeting by a shareholder only if written notice of the shareholder's intent to propose such business has been delivered to the Secretary of the Corporation not less than 90 nor more than 120 calendar days in advance of the anniversary date of the preceding year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the preceding year's annual meeting date, written notice of a shareholder proposal shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the first public announcement of the date of such annual meeting. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of shareholder's notice as described above.

(b) Each notice of new business must set forth: (i) the name and address of the shareholder who intends to raise the new business; (ii) the business desired to be brought forth at the meeting and the reasons for conducting such business at the meeting; (iii) a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote with respect to such business, and intends to appear in person or by proxy at the meeting to move the consideration of such business; (iv) such shareholder's total beneficial ownership of the Corporation's voting stock; and (v) such shareholder's interest in such business. The Chairman of the meeting may refuse to acknowledge a motion to consider any business that he determines was not made in compliance with the foregoing procedures.

(c) For purposes of these by-laws, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Securities Exchange Act of 1934, as amended.

         (d) Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors may nominate one or more persons for election as director at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to the Secretary of the Corporation: (i) with respect to an election to be held at an annual meeting of shareholders, not less than 90 days nor more than 120 days in advance of the anniversary date of the preceding year's annual meeting of shareholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the anniversary of the preceding year's annual meeting date, written notice of a nominee proposal shall be delivered to the Secretary of the Corporation not later than the close of business on the 10th day following the first public announcement of the date of such annual meeting and
(ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, not later than the close of business on the 10th day following the first public announcement of the date of such meeting. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for the giving of a shareholder's notice as described above.

         (e) Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) such shareholder's total beneficial ownership of the Corporation's voting stock; (iii) a representation that the shareholder is a holder of record of stock of the Corporation, entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) a description of all agreements, arrangements or understanding between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (vi) the written consent of each nominee to serve as a director of the Corporation if so elected. The Chairman of the meeting my refuse to acknowledge a motion to consider any nomination that he determines was not made in compliance with the foregoing procedures.



    ARTICLE III.  BOARD OF DIRECTORS

3.01 General Powers and Number. The business and affairs of the Corporation shall be managed by its Board of Directors. The number of Directors of the Corporation shall be as provided in Section 0.03, but shall not be less than six (6), nor more than twelve (12).

The Board of Directors shall be divided into three (3) classes of not less than two (2) nor more than four (4) Directors each. The term of office of the first class of Directors shall expire at the first annual meeting after their initial election and until their successors are elected and qualified, the term of office of the second class shall expire at the second annual meeting after their initial election and until their successors are elected and qualified, and the term of office of the third class shall expire at the third annual meeting after the initial election and until their successors are elected and qualified. At each annual meeting after the initial classification of the Board of Directors, the class of Directors whose term expires at the time of such election shall be elected to hold office until the third succeeding annual meeting and until their successors are elected and qualified.

3.02 Tenure and Qualifications. Each Director shall hold office until the next annual meeting of shareholders in the year in which such Director's term expires and until his successor shall have been elected, or until his prior death, resignation or removal. A Director may be removed from office by affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Director, taken at an annual meeting or a special meeting of shareholders called for that purpose, and any vacancy so created may be filled by the affirmative vote of 80% of such shares. A Director may resign at any time by filing his written resignation with the Secretary of the Corporation. Directors need not be residents of the State of Wisconsin or shareholders of the Corporation.


3.03 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President, Secretary or any two Directors. The President or Secretary calling any special meeting of the Board of Directors may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

3.05  Notice; Waiver.  Notice of each meeting of the Board of Directors
(unless otherwise provided in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telegram to each Director at his or her business address or at such other address as such Director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section
0.04. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any Director of the Corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the Director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

3.06 Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of Directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, by a majority of the Directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

3.07 Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation of these by-laws.


3.08 Conduct of Meetings. The Chairman of the Board (if one be designated), or in the Chairman's absence, the President, or in the President's absence, the Executive Vice President (if one be designated), or in the Executive Vice President's absence, a Vice President in the order provided under Section 4.06, and in their absence, any Director chosen by the Directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors, but in the absence of the Secretary, the presiding Officer may appoint any Assistant Secretary or any Director or other person present to act as Secretary of the meeting.

3.09 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of Directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the Directors then in office, though less than a quorum of the Board of Directors, provided that in case of a vacancy created by the removal of a Director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof by the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such Directors.

3.10 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of all Directors for services to the Corporation as Directors, Officers or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits of payments, to Directors, Officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such Directors, Officers and employees to the Corporation.

3.11 Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member, at which action on any corporate matter is taken, shall be presumed to have assented to the action taken unless his or her dissent shall be entered in to the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

3.12 Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of Directors as provided in
Section 0.03, may designate one or more committees, each committee to consist of three or more Directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted, and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation, except action in respect to dividends to shareholders, election of the principal officers or the filling of vacancies in the Board of Directors or committees created pursuant to this section. The Board of Directors may elect one or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of such committee, upon request by the President or upon request by the chairman of such meeting. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request.

3.13 Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors then in office.

3.14  Meetings by Telephone or by Other Communication Technology.
Meetings of the Board of Directors or committees may be conducted by telephone or by other communication technology in accordance with Section 180.0820 of the Wisconsin Business Corporation Law. At any such meeting, all participating directors shall be informed that a meeting is taking place at which official business may be transacted.

    ARTICLE IV.  OFFICERS

4.01 Number. The principal Officers of the Corporation shall be a President, the number of Vice Presidents as provided in Section 0.05, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and Assistant Officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice President.

4.02 Election and Term of Office. The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his or her successor shall have been duly elected or until his or her prior to death, resignation or removal.

4.03 Removal. Any Officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

4.04 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise shall be filled by the Board of Directors for the unexpired portion of the term.

4.05 Chairman of the Board. The Board of Directors may at their discretion elect a Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and Board of Directors, and shall carry out such other duties and have such responsibilities as may be specified by the Board of Directors.


4.06 President. The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He or she shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the Corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He or she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary r proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he or she may authorize any Vice President or other Officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

4.07 The Executive Vice President. The Executive Vice President, if one be designated, shall assist the President in the discharge of supervisory, managerial and executive duties and functions. In the absence of the President or in the event of his or her death, inability or refusal to act, the Executive Vice President shall perform the duties of the President, and when so acting shall have all the powers and duties of the President. He or she shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

4.08 The Vice Presidents. In the absence of the President and the Executive Vice President or in the event of their death, inability or refusal to act, or in the event for any reason it shall be impracticable for them to act personally, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President, the Executive Vice President or by the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.


4.09 The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors.

4.10 The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general, perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.11 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary of the Treasurer, respectively, or by the President or the Board of Directors.

4.12 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any Officer, or as agent for the Corporation in his or her stead, or to perform the duties of such Officer whenever for any reason it is impracticable for such Officer to act personally and such assistant or acting Officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

4.13 Salaries. The salaries of the principal Officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no Officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

    ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS:
    SPECIAL CORPORATE ACTS


5.01  Contracts.  The Board of Directors may authorize any Officer or
Officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined in specific instances. No contract or other transaction between the Corporation and one or more of its Directors of any other corporation, firm, association, or entity in which one or more of its Directors of Officers are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his, or her, or their votes are counted for such purpose, if (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or (c) the contract or transaction is fair and reasonable to the Corporation. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transactions.

5.02 Loans. No indebtedness for borrowed money shall be contracted on behalf of the Corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

5.03 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

5.04 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.


5.05 Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other corporation by the President of this Corporation if he or she be present, or in the President's absence by the Executive Vice President (if one be designated), or in the Executive Vice President's absence, by any Vice President of this Corporation who may be present, and (b) whenever, in the judgment of the President, or in his absence, of the Executive Vice President (if one be designated), or in the Executive Vice President's absence, of any Vice President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the President, Executive Vice President or one of the Vice Presidents of this Corporation in the order as provided in clause (a) of this Section, without necessity of any authorization by the Board of Directors, affixation of corporate seal or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.

    ARTICLE VI.  CERTIFICATES FOR SHARES AND
    THEIR TRANSFER

6.01 Certificates for Shares. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such Certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 6.06.

6.02 Facsimile Signatures and Seals. The seal of the Corporation, if the Corporation has elected to have a seal, on any certificates for shares may be a facsimile. The signatures of the President or Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.

6.03 Signature by Former Officers. In case any Officer, who has signed or whose facsimile signature has been placed upon, any certificate for shares, shall have ceased to be such Officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such Officer at the date of its issue.

6.04 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the Corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and powers of an owner. Where a certificate for shares is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

6.05 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares.


6.06 Lost, Destroyed or Stolen Certificates. Where the owner claims that his or her certificate for shares has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the Corporation a sufficient indemnity bond, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

6.07 Consideration for Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable by the Corporation. No certificate shall be issued for any share until such share is fully paid.

6.08 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

    ARTICLE VII.  WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of the Wisconsin Business Corporation Law or under the provisions of the articles of incorporation or by-laws a waiver thereof in writing signed at any time, whether before or after the time of the meeting, by the person or persons entitled to such notice shall be deemed equivalent to the giving of such notice. Such waiver by a shareholder in respect of any matter of which notice is required under any provision of the Wisconsin Business Corporation Law shall contain the same information as would have been required to be included in such notice under any applicable provisions of said Law, except that the time and place of meeting need not be stated.

    ARTICLE VIII.  UNANIMOUS CONSENT WITHOUT A MEETING

Any action required by the articles of incorporation or by-laws or any provision of the Wisconsin Business Corporation Law to be taken at a meeting or any other action which may be taken at a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the shareholders, Directors or members of a committee thereof entitled to vote with respect to the subject matter thereof and such consent shall have the same force and effect as a unanimous vote.

    ARTICLE IX.  INDEMNIFICATION


9.01 Indemnification for Successful Defense. Within 20 days after receipt of a written request pursuant to Section 9.03, the Corporation shall indemnify a Director, Officer, Employee or Agent, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee or Agent of the Corporation.

9.02  Other Indemnification.  (a) In cases not included under Section
9.01, the Corporation shall indemnify a Director, Officer, Employee or Agent against all liabilities and expenses incurred by the Director, Officer, Employee or Agent in a proceeding to which the Director, Officer, Employee or Agent was a party because he or she is a Director, Officer, Employee, or Agent of the Corporation, unless liability was incurred because the Director, Officer, Employee or Agent breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

(1) A willful failure to deal fairly with the Corporation or its shareholders in connection with a matter in which the Director, Officer, Employee or Agent has a material conflict of interest.

(2) A violation of criminal law, unless the Director, Officer, Employee or Agent had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful.

(3) A transaction from which the Director, Officer, Employee or Agent derived an improper personal profit.

(4)  Willful misconduct.

(b) Determination of whether indemnification is required under this Section shall be made pursuant to Section 9.05.

(c) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director, Officer, Employee or Agent is not required under this Section.

9.03 Written Request. A Director, Officer, Employee or Agent who seeks indemnification under Sections 9.01 or 9.02 shall make a written request to the Corporation.

9.04  Nonduplication.  The Corporation shall not indemnify a Director,
Officer, Employee or Agent under Sections 9.01 or 9.02 if the Director, Officer, Employee or Agent has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director, Officer, Employee or Agent has no affirmative duty to look to any other person for indemnification nor to first exhaust his remedies to seek indemnification from such other person.

9.05  Determination of Right to Indemnification.


(a) Unless otherwise provided by the articles of incorporation or by written agreement between the Director, Officer, Employee or Agent, and the Corporation, the Director, Officer, Employee or Agent seeking indemnification under Section 9.02 shall select one of the following means for determining his or her right to indemnification:

(1) By a majority vote of a quorum of the Board of Directors consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board of Directors and consisting solely of 2 or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee.

(2) By independent legal counsel selected by a quorum of the Board of Directors or its committee in the manner prescribed in sub. (1) or, if unable to obtain such a quorum or committee, by a majority vote of the full Board of Directors, including Directors who are parties to the same or related proceedings.

(3) By a panel of 3 arbitrators consisting of one arbitrator selected by those Directors entitled under sub. (2) to select independent legal counsel, one arbitrator selected by the Director or Officer seeking indemnification and one arbitrator selected by the 2 arbitrators previously selected.

(4) By an affirmative vote of the majority of shares represented at a meeting of shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination.

(5)  By a court under Section 9.08.

(6) By any other method provided for in any additional right to indemnification permitted under Section 9.07.

(b) In any determination under (a), the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 9.02 should not be allowed.

(c) A written determination as to a Director, Officer, Employee or Agent's indemnification under Section 9.02 shall be submitted to both the Corporation and the Director, Officer, Employee or Agent within 60 days of the selection made under (a).

(d)  If it is determined that indemnification is required under Section
9.02, the Corporation shall pay all liabilities and expenses not prohibited by
Section 9.04 within 10 days after receipt of the written determination under
(c). The Corporation shall also pay all expenses incurred by the Director, Officer, Employee or Agent, in the determination process under (a).


9.06 Advance Expenses. Within 10 days after receipt of a written request by a Director, Officer, Employee or Agent who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director, Officer, Employee or Agent provides the Corporation with all of the following:

(1) A written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation.

(2) A written undertaking, executed personally or on his or her behalf, to repay the allowance (together with reasonable interest thereon) to the extent that it is ultimately determined under Section
9.05 that indemnification under Section 9.02 is not required and that indemnification is not ordered by a court under Section 9.08(b)(2). The undertaking under this subsection shall be an unlimited general obligation of the Director, Officer, Employee or Agent, and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

9.07  Nonexclusivity.

(a) Except as provided in (b), Sections 9.01, 9.02 and 9.06 do not preclude any additional right to indemnification or allowance of expenses that a Director, Officer, Employee or Agent may have under any of the following:

(1)  The articles of incorporation.

(2) A written agreement between the Director, Officer, Employee or Agent, and the Corporation.

(3)  A resolution of the Board of Directors.

(4) A resolution, after notice, adopted by a majority vote of all of the Corporation's voting shares then issued and outstanding.

(b) Regardless of the existence of an additional right under (a), the Corporation shall not indemnify a Director, Officer, Employee or Agent, or permit a Director, Officer, Employee or Agent to retain any allowance of expenses, unless it is determined by or on behalf of the Corporation that the Director, Officer, Employee or Agent did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 9.02(a)(1), (2), (3) or (4). A Director, Officer, Employee or Agent who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

(c) Sections 9.01 to 9.12 do not affect the Corporation's power to pay or reimburse expenses incurred by a Director, Officer, Employee or Agent in any of the following circumstances:

(1) As a witness in a proceeding to which he or she is not a party.


(2) As a plaintiff or petitioner in a proceeding because he or she is or was a Director, Officer, Employee or Agent of the Corporation.

9.08  Court-Ordered Indemnification.

(a) Except as provided otherwise by written agreement between the Director, Officer, Employee, or Agent and the Corporation, a Director, Officer, Employee, or Agent who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 9.05(a)(5) or for review by the court of an adverse determination under Section 9.05(a) (1), (2), (3), (4) or (6). After receipt of an application, the court shall give any notice it considers necessary.

(b) The court shall order indemnification if it determines any of the following:

(1) That the Director, Officer, Employee or Agent is entitled to indemnification under Sections 9.01 or 9.02.

(2) That the Director, Officer, Employee or Agent is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under
Section 9.02.

(c) If the court determines under (b) that the Director, Officer, Employee or Agent is entitled to indemnification, the Corporation shall pay the Director, Officer, Employee or Agent's expenses incurred to obtain the court-ordered indemnification.

9.09 Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee or Agent of the Corporation against liability asserted against or incurred by the individual in his or her capacity as a Director, Officer, Employee or Agent, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 9.01, 9.02, or 9.06.

9.10  Securities Law Claims.

(a) Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification, allowance of expenses and insurance for any liability incurred in connection with a proceeding involving securities regulation described under (b) to the extent required or permitted under Sections 9.01 to 9.09.

(b) Sections 9.01 to 9.09 apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers, or investment companies or investment advisers.


9.11 Liberal Construction. In order for the corporation to obtain and retain qualified Directors, Officers, Employees, and Agents, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors, Officers, Employees, or Agents, and accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

9.12  Definitions Applicable to This Article.

(a) "Affiliate" shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

(b) "Corporation" means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor corporation's existence ceased upon the consummation of a merger or other transaction.

(c)  "Director, Officer, Employee or Agent" means any of the following:

(1) A natural person who is or was a director, officer, employee or agent (including attorneys) of this Corporation, provided, however, that no attorney of the Corporation shall be considered an agent with respect to those actions taken by such attorney solely in his capacity as an independent contractor to the Corporation.

(2) A natural person who, while a Director, Officer, Employee or Agent, of this Corporation, is or was serving at the Corporation's request as a Director, Officer, Employee, Agent, Partner, trustee, member of any governing or decision-making committee of another Corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

(3) A natural person who, while a Director, Officer, Employee or Agent of this Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan.

(4) Unless the context requires otherwise, the estate or personal representative of a Director, Officer, Employee or Agent.

For purposes of this Article, it shall be conclusively presumed that any Director, Officer, Employee or Agent serving as a Director, Officer, Employee, Agent, partner, trustee, member of any governing or decision-making committee of an affiliate shall be so serving at the request of the Corporation.

(d) "Expenses" include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

(e) "Liability" includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable expenses.

(f) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

(g) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

    ARTICLE X.  SEAL

There shall be no corporate seal.


    ARTICLE XI.  AMENDMENTS

11.01 By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at an annual or special meeting of the shareholders at which a quorum is in attendance.

11.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the board of Directors by affirmative vote of a majority of the number of Directors present at any meeting at which a quorum is in attendance, but no by-law adopted by the shareholders or subscribers shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

11.03 Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of Directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.